                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


                                January 8, 1997
                                ---------------
                Date of Report (date of earliest event reported)


                                Video City, Inc.
                                ----------------
             (Exact Name of Registrant as Specified in its Charter)


              Delaware               0-14023          95-3897052
            ------------------   ----------------    --------------
            (State or other      (Commission File    (IRS Employer
            jurisdiction of      Number)             Identification
            Incorporation)                           Number)



          6851 McDivitt Drive, Suite A, Bakersfield, California 93313
          -----------------------------------------------------------
                    (Address of principal executive offices)


                                 (805) 397-7955
                                 --------------
              (Registrant's telephone number, including area code)


                        Prism Entertainment Corporation
                        -------------------------------
                                 (Former Name)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

          A.     General.
                 -------

          On December 1, 1995, Prism Entertainment Corporation (now known as Video City, Inc.) (the "Company") and its subsidiaries filed a voluntary Chapter 11 petition and commenced a case (the "Bankruptcy Proceedings") under Chapter 11 of the United States Bankruptcy Code. Throughout the course of the Bankruptcy Proceedings, the Company operated as debtor-in-possession. On November 1, 1996, the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court") entered an Order approving the Amended Disclosure Statement for Debtors' Amended Plan of Reorganization, dated October 25, 1996. On December 17, 1996, the Bankruptcy Court entered an Order confirming the Plan of Reorganization of the Company (the "Plan").

          B.     The Merger.
                 ----------

          Pursuant to that certain Agreement and Plan of Reorganization and Merger, dated as of October 25, 1996, as amended (the "Reorganization Agreement") by and among the Company and Lee Video City, Inc. ("VCI"), on January 8, 1997 (the "Effective Date"), VCI merged with and into the Company (the "Merger"). The Merger was authorized by the Plan and was a condition precedent to the effectiveness of the Plan. Upon the consummation of the Merger, the name of the Company was changed from Prism Entertainment Corporation to Video City, Inc.

          Pursuant to the Plan and the Reorganization Agreement, on the Effective Date, the then existing shareholders of VCI received 5,078,750 shares of the Common Stock (or approximately 51.7% of the Company's Common Stock on the Effective Date); 1,500,000 shares of Common Stock were issued to Ingram Entertainment Inc. ("Ingram"), a creditor of VCI, pursuant to that certain Override Agreement, dated as of November 19, 1996 by and among VCI, Robert Y. Lee ("Lee"), the Company and Ingram; 2,552,750 shares of Common Stock were deemed issued to holders of "Allowed Claims" (as such term was defined in Plan); and 693,500 shares of Common Stock were retained by the stockholders of the Company as of a record date immediately prior to the Effective Date. An option to purchase 175,000 shares of Common Stock was granted to Barry Collier ("Collier"), the Company's President, and the Company assumed obligations under certain stock options which had been issued by VCI and were originally exercisable into VCI stock. Upon the Effective Date, these options became options to purchase an aggregate of 1,685,000 shares of the Common Stock of the Company. Additionally, the Company assumed warrants previously issued by VCI in favor of Rentrak Corporation to purchase an aggregate of 473,420 shares of the Company's Common Stock.

          C.     Transaction with Ingram.
                 -----------------------

          Prior to the Effective Date, VCI was indebted to Ingram, its largest supplier, in the approximate amount of $4,500,000. Pursuant to the Override Agreement, on the Effective Date, Ingram converted $3,000,000 of the existing debt of VCI into 1,500,000 shares of the Common Stock of the Company. The remaining debt (the "Remaining Debt") became an obligation of the Company. Also, on the Effective Date, the Company issued to Ingram warrants to purchase up to an aggregate of 852,750 shares, and Ingram acquired from Lee warrants to acquire an additional 404,403 shares of the Company's Common Stock.

          D.     Change of Board of Directors.
                 ----------------------------

          Pursuant to the terms of the Stockholders Agreement dated as of January 8, 1997, among the Company, Lee, Collier and Ingram, Collier, Lee and Ingram agreed to use their best efforts to cause the number of directors of the Company to be eight and to vote in each election of members of the Board of Directors all of such stockholder's shares in favor of two designees of Ingram, four designees of Lee and two designees of Collier. In this connection, Lee has designated the following individuals in addition to himself: Steven Antongiovanni, James Craig Kelly and Stephen C. Lehman; Ingram has designated Charles Cook and Michael Anderson; and Collier has designated Gerald W.B. Weber in addition to himself.

          E.     Change of Control.
                 -----------------

          The following table sets forth the number of shares and the percentage of the Company's Common Stock beneficially owned as of the Effective Date by the person who acquired control of the Company pursuant to the Merger.

Name of Beneficial Owner    No. of Shares    Percent of Class
------------------------    -------------    ----------------
Robert Y. Lee               3,319,024        33.8/(1)/

________

(1) Based on 9,825,000 shares outstanding on the Effective Date after giving effect to the issuance of the Common Stock of the Company as described above pursuant to the Merger. Mr. Lee owns 2,709,024 shares and, in addition, holds an irrevocable proxy to vote 610,000 shares of the Common Stock of the Company owned by Barry Collier. Pursuant to a Lock Up Agreement between Mr. Lee, Mr. Collier and Ingram, Ingram has required that, until at least 80% of the Remaining Debt (currently approximately $1,500,000) has been paid, 721,983 shares owned by Mr. Lee are to be held in an escrow which prohibits the sale, assignment, transfer, pledge or other disposition of any of such shares. In addition, Mr. Lee has granted to Ingram the right to purchase 404,403 shares owned by Mr. Lee, which are held in another escrow, at an exercise price of $.6085 per share at any time through January 7, 2002. Also, 250,000 shares of the shares owned by Mr. Lee are subject to cancellation, if and as a corresponding number of shares are issued upon exercise of existing options granted to certain key employees and consultants of the Company.


          The Company is unaware of any arrangements, the operation of which may at a subsequent date result in a change of control of the Company.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

          A.     Acquisition of VCI.
                 ------------------

          As described in Item 1 above, pursuant to the Reorganization Agreement and as authorized by the Plan, VCI merged with and into the Company, and the Company issued to the shareholders of VCI an aggregate of 5,078,750 shares. As a result, by operation of law, the Company acquired all of the assets and assumed all of the liabilities of VCI.

          B.     Video Store Business.
                 --------------------

          VCI was formed in 1990 by Mr. Lee, with two stores in Bakersfield, California. Through acquisitions and store openings, the number increased to its present size of 18 stores. Prior to June 1996, VCI had owned an additional 11 stores located outside California. In order to consolidate its operations and promote efficiencies by focusing its energies on one geographical region, VCI sold these stores in June 1996.

          As a result of the acquisition of VCI, the Company now owns and operates 18 video retail/rental superstores in the State of California and operates on behalf of others six additional video stores, all using the Video City name. These stores are devoted exclusively to the rental and sale to the public of pre-recorded movies on videocassettes, the rental of video game cartridges to the public and the sale of accessories and other related products. A typical store operated by the Company encompasses at least 4,500 sq. ft. of floor area and has more than 10,000 videocassettes for sale or rental.

          The Company's video stores are located primarily in areas with a population of less than 500,000 people. As a general matter, the Company selects secondary markets that have not been dominated by the larger video chains. The Company seeks to maximize revenues, minimize costs and achieve higher profitability by focusing on these secondary markets. In this connection, the Company believes that in secondary markets there is less competition from other forms of entertainment and the opportunity to achieve a larger market share through superior selection, marketing and better customer service. At the same time, management believes that stores in secondary markets should have lower operating costs than stores in major metropolitan areas.

          The Company believes that its merchandising, service and store design are distinctive and set it apart from its competitors. Additionally, the Company has concentrated on customer service, which is a significant factor in store manager compensation. One of the key elements of customer service is product availability, and management believes that the Company generally has an excellent selection of new releases and catalog titles in its stores. The Company uses a decentralized ordering system with field and store management participation and input. The approach enables it to cater to the market tastes of the neighborhoods in which it operates.

          The Company intends to explore acquisition opportunities on a selective basis. The Company believes that the videocassette sale and retail industry is consolidating, thus causing many operators of small chains to sell to larger chains. The Company anticipates that once the Company's shares are traded on a national securities exchange or on the NASDAQ Stock Market, it may be able to use its equity in whole or in part in acquiring other video stores and chains.

          Management also intends to take steps aimed at increasing revenues from its existing stores by adding additional products for sale and rental to the public. This will include actively promoting at its stores the "sell through" market for previously viewed and new videocassettes and accessories and concessions.

          The videocassette sale and rental industry is highly competitive and is also affected by seasonal fluctuations, weather, and the availability of new hit movies. These and other factors may adversely affect the operating results of the Company.

          C.     Film Library.
                 ------------

          During the course of the Bankruptcy Proceedings, in view of its cash position, the Company was engaged in only limited business activities consisting of the sale of its existing film products to domestic ancillary markets as well as the sale/licensing of foreign rights to its existing film library. After the commencement of the Bankruptcy Proceedings, the Company ceased engaging in any film production activity. The Company expects to continue to exploit its existing film library and license distribution rights in territories and media previously unexploited, and the Company will continue to collect the accounts receivable generated from its past videocassette distribution business. In the alternative, the Company may sell all or a part of its film library. The Company has no current plans to recommence its film production business or to acquire new license rights for video or other media.

          D.     Capital Resources.
                 -----------------

          The Company's plans to expand its business by acquiring additional video store outlets will depend in part on its ability to raise additional capital in the form of debt or equity or a combination thereof. The Company intends to actively seek sources of capital, although no assurance can be given that such capital will be available on terms acceptable to the Company.

          As indicated in Item 1, Paragraph C above, the Remaining Debt owed to Ingram after conversion of $3,000,000 of debt became an obligation of the Company as of the Effective Date. The Remaining Debt is evidenced by a new note, with interest only payable at the rate of 10% per annum on a monthly basis with all principal amount and accrued interest due and payable on January 8, 2000. In this connection, the Company granted to Ingram a first priority lien on the store inventory and a second lien on the film library and accounts receivable relating to the film library.

          The Company's existing obligations to Imperial Bank as of the Effective Date in the amount of $2,742,430 were restructured pursuant to an Amended and Restated Credit Loan and Security Agreement (the "Credit Agreement") between the Company and Imperial Bank. Pursuant to the Credit Agreement, the Company has agreed to pay such outstanding amount plus all fees and costs of Imperial Bank allowed by the Bankruptcy Court (up to $450,000) with interest only payable through June 30, 1998 at Imperial Bank's prime rate plus 3%. All principal outstanding as of July 1, 1998 will be amortized over 12 equal monthly payments. In addition, collections from license agreements and 50% of the producer's fee, if any, from one film are to be applied through June 30, 1998 to reduce principal and thereafter to be applied to the next monthly payment of principal and interest then due. Pursuant to the Credit Agreement, the Company granted to Imperial Bank a first priority security interest in its film library and accounts receivable existing as of the Effective Date and a second priority lien on the store inventory of the Company.

          E.     Management.
                 ----------

          As indicated in Item 1, Paragraph D above, the Board of Directors of the Company now consists of Robert Lee, Barry Collier, Steven Antongiovanni, James Kelly, Stephen Lehman, Charles Cook, Michael Anderson and Gerald W.B. Weber.

As of the Effective Date, Mr. Lee was elected the Company's Chief Executive Officer and Chairman of the Board, Mr. Collier remained as President, Mr. Kelly was elected Senior Vice President and Chief Operating Officer, Mr. Antongiovanni was elected Chief Financial Officer and Rudy Patino continued as Chief Accounting Officer.

          Set forth below is information on the background of each of the directors and executive officers:

          Mr. Lee is one of the pioneers of the video retail industry. He purchased his first video store in 1983, and during the 1980s opened and acquired more than 20 video stores in Southern California. Mr. Lee was elected Orange County Entrepreneur of the Year in 1989 by Inc. Magazine and Ernst &
                                                  -------------
Young. In 1990, Mr. Lee moved to Bakersfield, California and founded VCI to exploit his secondary market growth strategy. Since 1990, he was the President, Chief Executive Officer and Chairman of the Board of VCI.

          Mr Collier was a director, President and Chief Operating Officer of the Company from its inception and served as its Secretary from its inception until June 12, 1985, when he became Chief Executive Officer. Mr. Collier served as Chairman of the Board from 1990 to 1994. Upon the Effective Date, Mr. Collier resigned as Chairman of the Board and Chief Executive Officer and was elected the President of the Company.

          Mr. Kelly joined VCI in 1992, after 15 years with Wherehouse Entertainment, a $500 million in revenue retailer of music and video products. From 1982 to 1984, Mr. Kelly was Director of Loss Prevention for Wherehouse. From 1984 to 1991, Mr. Kelly was Vice President and Regional Manager for Wherehouse, where he oversaw approximately 100 stores with annual revenues of $150 million and approximately 2,000 employees.

          Mr. Antongiovanni was previously the Chief Financial Officer of VCI. From 1980 to 1994, Mr. Antongiovanni was employed by Sun World International, Inc., an agribusiness with annual revenues in excess of $250 million, where he
rose from Staff Accountant to Vice President and Controller.   Mr. Antongiovanni
joined VCI in 1994.

          Mr. Lehman has been President, Chief Executive Officer and Chairman of the Board of Premier Radio Networks, Inc., a producer of radio programming, since its formation in January 1987. From 1984 to 1987, Mr. Lehman was President of Stephen Lehman Productions, a syndicated radio program company, while also serving as an on-air personality at KIIS-AM and FM/Los Angeles. From 1982 to 1984, he specialized in building radio networks for independent radio syndication.

          Mr. Weber is Senior Vice President of Retail Operations of AutoNation USA responsible for all AutoNation USA retail operations, including sales, training, planning, hiring, and loss prevention. Prior to joining AutoNation USA, he was with Blockbuster Entertainment Corporation where he served most recently as President of Blockbuster Music. Prior to that, Mr. Weber served in a number of management roles at Blockbuster Video, including Zone Vice President of the East and Southeast regions; as well as Vice President of Operations and Senior Vice President of Domestic Retail.

          Since 1994, Mr. Cook has been a principal of Cook & Grace Properties which owns, manages, sells and leases commercial real property. From 1985 to 1994, Mr. Cook was affiliated with Dobson & Johnson, Inc., a commercial real estate broker.

          Since 1994, Mr. Anderson has been a principal at the law firm of Troop Meisinger Steuber & Pasich LLP, Los Angeles, California, where he specializes in commercial litigation. Prior to joining such firm, Mr. Anderson was associated with the law firm of DeCastro, West, Chodorow & Burns, and was an associate at the Boston Consulting Group, a management consulting firm.

          Mr. Patino joined the Company on July 31, 1995 as Controller and became the Chief Accounting Officer in June 1996. Prior to that date, he was Chief Financial Officer of Avalon Attractions, Inc., Encino, California, a concert production company.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

          As indicated in Item 1, Bankruptcy Proceedings were filed on December 1, 1995 by the Company and its subsidiaries. On December 17, 1996, the Bankruptcy Court entered an order confirming the Plan which provided for VCI to merge with and into the Company. As provided for in the Plan and pursuant to the Merger, on the Effective Date, the existing shareholders of VCI received 5,078,750 shares of Common Stock of the Company (or approximately 51.7% of the Company's Common Stock on the Effective Date), 1,500,000 shares of Common Stock were issued to Ingram pursuant to the Override Agreement, 2,552,750 shares were issued to holders of Allowed Claims, with the then stockholders of the Company retaining 693,500 shares.

          Set forth below is a pro forma consolidated balance sheet of the Company as of December 31, 1996 giving effect to the Merger and the Plan. The information presented is unaudited and subject to change as a result of the audit of the Company for the fiscal year ending January 31, 1997.

          Assets
          Current Assets

          Cash                                           $   835,000
          Accounts receivable                              2,750,000
          Notes receivable                                   110,000
          Merchandise inventories                            100,000
          Other assets                                       175,000
                                                         -----------

               Total current assets                        3,970,000

          Videocassette rental inventory, net              2,300,000

          Film Library                                     3,700,000

          Property and equipment                           1,050,000

          Note receivable                                    130,000

          Other assets                                       275,000
                                                         -----------

               Total Assets                              $11,425,000
                                                         ===========

          Liabilities and Shareholders Equity

          Current Liabilities

          Accounts Payable                                   950,000
          Accrued Liabilities                                883,000
          Current portion of long term debt                2,110,000
                                                         -----------

               Total current liabilities                   3,943,000

          Long term debt                                   2,886,000
          Other liabilities                                  842,000
                                                         -----------

               Total Liabilities                           7,671,000
                                                         -----------

          Stockholder's Equity                             3,754,000

                                                         -----------
          Total Liabilities and Stockholders Equity      $11,425,000
                                                         ===========

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

          Not applicable.

ITEM 5.  OTHER EVENTS.

          Not applicable.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.

          Not applicable.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          A.    Financial Statements of Business Acquired.*

          B.    Pro Forma Financial Information.*

          C.    Exhibits

                2.1 Debtors' Amended Plan of Reorganization dated October 25, 1996.

                2.2 Agreement and Plan of Reorganization and Merger dated as of October 25, 1996 with amendments between the Company and VCI.

                4.0  Certificate of Merger.

               10.1 Override Agreement dated as of November 19, 1996 among VCI, Lee, the Company and Ingram.

               10.2 Amended and Restated Credit Loan and Security Agreement dated as of January 8, 1997, between the Company and Imperial Bank.

ITEM 8.  CHANGE IN FISCAL YEAR.

          Not applicable.


______________

* It is impracticable at the present time to provide such documents. Such documents will be filed as soon as practicable.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

          None.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated:  January 22, 1997

                                                VIDEO CITY, INC.


                                                By:   /s/ Robert Y. Lee
                                                     --------------------
                                                     Robert Y. Lee,
                                                     Chairman of the Board and
                                                     Chief Executive Officer